Exhibit 10.11

INTELLECTUAL PROPERTY AGREEMENT

between

GTE CORPORATION

HAWAIIAN TELCOM HOLDCO, INC.

VERIZON HOLDCO LLC

and

HAWAIIAN TELCOM COMMUNICATIONS, INC.

May 2, 2005

INTELLECTUAL PROPERTY AGREEMENT

This Intellectual Property Agreement (the “Intellectual Property Agreement”), effective as of May 2, 2005 (the “Effective Date”), is between GTE CORPORATION, a New York corporation (“Seller”) on behalf of itself and its U.S. Affiliates (hereinafter defined), and HAWAIIAN TELCOM HOLDCO, INC., a Delaware corporation formerly named Paradise Holdco, Inc. (“Buyer”), VERIZON HOLDCO LLC, a Delaware limited liability company (the “Company”), and HAWAIIAN TELCOM COMMUNICATIONS, INC., a Delaware corporation formerly named Paradise MergerSub, Inc. (the “Surviving Corporation”). (Seller, Buyer, Surviving Corporation and the Company being hereinafter referred to individually as a “Party” and collectively as the “Parties”.)

Whereas, the Seller and Buyer, together with certain other companies, have entered into an Agreement of Merger dated as of May 21, 2004, as amended and restated thereafter, pursuant to which Verizon HoldCo LLC will merge with and into Hawaiian Telcom Communications, Inc. and, at Closing of said Merger, Buyer owns all stock of Surviving Corporation;

Whereas, the Seller or its U.S. Affiliates (other than Surviving Corporation, Company or its Subsidiaries) are the owners of certain Licensed Intellectual Property (as hereinafter defined);

Whereas, the Company and its Subsidiaries are the owner of certain Company Intellectual Property (hereinafter defined) and Company and its Subsidiaries are willing to convey, immediately prior to the Effective Time, all right, title and ownership in and to such Company Intellectual Property to Seller; and

Whereas, immediately prior to the Effective Time, Seller is willing to convey or cause its U.S. Affiliates to convey to Company and its Subsidiaries (i) a nonexclusive limited license to Licensed Intellectual Property (as hereinafter defined), (ii) a nonexclusive limited license to use Licensed Excluded Marks, in each such case, pursuant to this Intellectual Property Agreement, (iii) all right, title and interest of Seller and its U.S. Affiliates, if any, in and to Designated Company Statutory Intellectual Property and Company Customer Data, and (iv) an undivided joint ownership interest to the Proprietary Business Information.

Now, therefore, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I - Definitions

1.1	Definitions.

Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement (as defined below). Other capitalized terms, as used herein, have the meanings set forth below or in the body of this Intellectual Property Agreement.

(a)	“Affiliate” means any Person who, directly or indirectly, controls, is controlled by or is under common control with the relevant Party.

(b)	“After-Filed Patents” means those patents or patent applications claiming a filing date on or after the Closing Date which are owned by Seller or any of its U.S. Affiliates and which are specifically directed to any Business Non-Statutory Intellectual Property licensed to Company and its Subsidiaries pursuant to Section 2.2(a) hereof, but excluding any modifications, improvements or enhancements to such Business Non-Statutory Intellectual Property conceived or created after the Closing Date.

(c)	“Agreement” means the Agreement of Merger entered into on May 21, 2004 by and between Buyer and Seller, together with certain other companies, as amended or supplemented, together with all Exhibits, Schedules and Ancillary Documents attached thereto or expressly incorporated therein by reference.

(d)	“Business” has the meaning set forth in the Agreement.

(e)	“Business Non-Statutory Intellectual Property” means the Non-Statutory Intellectual Property, excluding Proprietary Business Information, Company Customer Data, Verizon Proprietary Software and Verizon Non-Licensed Proprietary Software, which is used in the Business as of the Closing Date and is: (i) owned by Seller or its U.S. Affiliates (other than Company or its Subsidiaries) as of the Closing Date and after giving effect to the assignment contemplated by Section 2.1 below, or (ii) owned by any Person and licensed to Seller or its U.S. Affiliates with the right of Seller or its U.S. Affiliates to grant sublicenses to any other Person who is not an Affiliate of Seller, without the payment of compensation or other consideration to any Person.

(f)	“Business Statutory Intellectual Property” means the Statutory Intellectual Property, excluding Excluded Marks, Verizon Proprietary Software and Verizon Non-Licensed Proprietary Software, which is used in the Business as of the Closing Date and is: (i) owned by Seller or its U.S. Affiliates (other than Company or its Subsidiaries) as of the Closing Date and after giving effect to the assignment contemplated by Section 2.1 below, or (ii) owned by any Person and licensed to Seller or its U.S. Affiliates with the right of Seller or its U.S. Affiliates to grant sublicenses to any other Person who is not an Affiliate of Seller, without the payment of compensation or other consideration to any Person.

(g)	“Closing” and “Closing Date” are defined in Section 2.2 of the Agreement.

(h)	“Company” is defined in the Preamble of this Intellectual Property Agreement.

(i)

“Company Customer Data” means all “customer proprietary network information” but excluding “subscriber list information” (as such terms are defined in 47 U.S.C. Section 222(h) as of the date hereof) that relate solely to customers of the Company or its Subsidiaries and that was obtained from such customers by, or otherwise in the possession of, the Company or its Subsidiaries prior to the Closing Date, and any compilations thereof, but excluding any information, including any compilation, which is also in the possession of and used prior to the Closing Date (for purposes other than conducting the Business in the State of Hawaii) by Seller or its Affiliates (other than Company and its Subsidiaries).

(j)	“Company Customer Listing Data” means the copyrights, registered and unregistered, included in Designated Company Statutory Intellectual Property, as such copyrights and information exist as of the Closing Date, and the information contained therein.

(k)	“Company Intellectual Property” means all Statutory Intellectual Property and Non-Statutory Intellectual property owned by Company or its Subsidiaries on or before the Closing Date, but excluding any Designated Company Statutory Intellectual Property and any Company Customer Data.

(l)	“Designated Company Statutory Intellectual Property” means all Statutory Intellectual Property listed on Schedule A to this Intellectual Property Agreement.

(m)	“Excluded Marks” means all Trademarks and related registrations and applications for registration owned by Seller, its Affiliates, Company or its Subsidiaries on or before the Closing Date (other than the Trademarks, if any, included in Designated Company Statutory Intellectual Property) or licensed to Seller or an Affiliate of Seller by any Person, and any derivations of the foregoing.

(n)	“Intellectual Property” means all Statutory Intellectual Property and Non-Statutory Intellectual Property.

(o)	“Intellectual Property Agreement” is defined in the introductory paragraph hereto.

(p)	“Licensed Excluded Marks” is defined as those Excluded Marks owned by Seller or its U.S. Affiliates, including Company and its Subsidiaries, which are used in the Business as of the Closing Date, but excluding any Trademarks included in Designated Company Statutory Intellectual Property. Neither Buyer nor Surviving Corporation nor any of its subsidiaries, including Subsidiaries, shall have an ownership interest in the Licensed Excluded Marks but said Licensed Excluded Marks shall be licensed to Buyer for a limited Phaseout Period pursuant to Section 2.2(d) of this Intellectual Property Agreement.

(q)	“Licensed Field of Use” means (i) the Business as conducted as of the Closing Date, as reflected in the products and services offered by the Company and its Subsidiaries in the conduct of the Business as of the Closing Date, and (ii) any other activities in which the Company or its Subsidiaries may engage after the Closing Date in connection with the provision, solely in the State of Hawaii, of local and long distance telecommunications services, print directory products and services (including but not limited to CD-ROM versions of such print directory products), Internet access services and materials and fleet management services.

(r)	“Licensed Intellectual Property” means (i) Business Non-Statutory Intellectual Property and Business Statutory Intellectual Property that exist as of the Closing Date, and (ii) After-Filed Patents. For the avoidance of confusion, Licensed Intellectual Property shall not include any:

1.	patents or patent applications (other than After-Filed Patents) claiming a filing date on or after the Closing Date;

2	copyrights in copyrightable subject matter having a creation date on or after the Closing Date;

3.	applications for domain name registrations claiming a filing date on or after the Closing Date (other than renewals of domain name registrations included in Designated Company Statutory Intellectual Property);

4.	Trademarks, including Excluded Marks, but excluding Trademarks, if any, included in Designated Company Statutory Intellectual Property;

5.	Intellectual Property developed or acquired by Seller or any of its Affiliates on or after the Closing Date;

6.	any Verizon Non-Licensed Proprietary Software, Verizon Proprietary Software (the Verizon Proprietary Software being licensed to Company and its Subsidiaries pursuant to the Verizon Proprietary Software License Agreement), and any software used by Seller or its Affiliates in the provision of Transition Services pursuant to the Transition Services Agreement; and

7.	other Intellectual Property owned by or licensed to Seller or any Affiliate of Seller at any time.

At no time shall Buyer or Surviving Corporation or its Subsidiaries have an ownership interest in Licensed Intellectual Property, but such Licensed Intellectual Property shall be licensed to Company and its Subsidiaries pursuant to this Intellectual Property Agreement.

(s)	“Merger” is defined in the Recitals of the Agreement.

(t)

“Non-Statutory Intellectual Property” means all unpatented inventions (whether or not patentable), trade secrets, know-how and proprietary information, including but not limited to (in whatever form or medium), discoveries, ideas, compositions, formulas, computer programs (including source and object codes), computer software documentation, database, drawings, designs, plans, proposals, specifications, photographs, samples, models, processes, procedures, data, information, manuals, reports, financial, marketing and business data, and pricing and cost information, correspondence and notes, and any rights or licenses in the foregoing which may be granted without the payment of compensation or other consideration to any Person; provided, however, that, notwithstanding anything to the contrary, the definition of “Non-Statutory Intellectual Property” shall not include any Statutory Intellectual Property.

(u)	“Person” means any individual, corporation, partnership, joint venture, trust, business association or other entity.

(v)	“Phaseout Period” is defined in Section 2.2(d)(ii) of this Intellectual Property Agreement.

(w)	“Proprietary Business Information” means any and all non-technical, non-public information included in the Non-Statutory Intellectual Property which is owned by Seller or its U.S. Affiliates as of the Closing, after giving effect to the assignment contemplated by Section 2.1 (a) below, and is used in the Business as of the Closing Date; provided, however, that Proprietary Business information shall not include Company Customer Data. Proprietary Business Information includes, but is not limited to, directory information (excluding Company Customer Data, if any) contained in the phone directory products in the State of Hawaii of the Company or its Subsidiaries.

(x)	“Statutory Intellectual Property” means all (i) United States and foreign patents and patent applications of any kind, (ii) United States and foreign works of authorship, mask-works, copyrights, and copyright and mask work registrations and applications for registration, (iii) Trademarks, and (iv) any rights or licenses in the foregoing.

(y)	“Subsidiaries” is defined in Section 1.1 of the Agreement.

(z)	“subsidiaries” is defined in Section 1.1 of the Agreement.

(aa)	“Surviving Corporation” is defined in Section 2.1 of the Agreement.

(bb)	“Third Party Intellectual Property” is defined in the Agreement.

(cc)	“Trademarks” means trademarks, tradenames, applications for trademark registration, service marks, applications for service mark registration, domain names, registrations and applications for registrations pertaining thereto, and all goodwill associated therewith.

(dd)	“U.S. Affiliate” means any subsidiary of Seller that is incorporated in and operates solely in the United States, but specifically excluding Cellco Partnership d/b/a Verizon Wireless, Telecomunicaciones de Puerto Rico, Inc., Verizon Airfone Inc. and any subsidiaries of the foregoing.

(ee)	“Verizon Non-Licensed Proprietary Software” means any proprietary software owned by Seller or its Affiliates that is used in the Business, but excluding Verizon

Proprietary Software (and excluding JAVA scripts, subroutines and portions of software that are not stand-alone software applications, all of which shall constitute Licensed Intellectual Property to the extent they are included in the Business Non-Statutory Intellectual Property), including any software used by Seller or its Affiliates in the provision of Transition Services pursuant to the Transition Services Agreement. Seller agrees to use commercially reasonable efforts to identify material Verizon Non-Licensed Proprietary Software prior to the Effective Date.

(ff)	“Verizon Proprietary Software” has the meaning set forth in the Verizon Proprietary Software License Agreement.

Article 2 - Grant of Licenses and Rights

2.1	Subject to previously granted rights and licenses, if any, effective immediately prior to the Effective Time, Company and its Subsidiaries hereby:

(a)	irrevocably assign, convey and grant to Seller, for and on behalf of its present and future Affiliates, all right, title and interest in and to Company Intellectual Property, excluding any rights and licenses of Company and its Subsidiaries, if any, in Third Party Intellectual Property; and

(b)	grant to Seller and its Affiliates a personal, royalty-free, fully paid-up, irrevocable, nonexclusive license to use, publish, modify, display and create derivative works of Company Customer Listing Data and, subject to Section 5.27 of the Agreement, to provide directory products and services, without in any way accounting to Surviving Corporation, its subsidiaries, Company or its Subsidiaries. The parties acknowledge and agree that the foregoing license to the Company Customer Listing Data does not include the right of Seller and its Affiliates to receive any updates after the Closing Date to the Company Customer Listing Data, and that any such right to receive updates shall be subject to the parties subsequently entering into a separate written agreement on such terms and conditions as may be agreed upon by the parties and in accordance with applicable Law.

2.2	Seller, on behalf of itself and its U.S. Affiliates, hereby grants, effective immediately after the consummation of the assignment contemplated by Section 2.1 above, the following rights and licenses:

(a)

Subject to previously granted rights and licenses, if any, Seller hereby grants to Company and its Subsidiaries a personal, royalty-free, fully paid-up, irrevocable (except and to the extent set forth in Article 6, below), nonexclusive and nontransferable (except as permitted pursuant to Section 7.1 below) license, subject to the provisions of Section 5.1 of this Intellectual Property Agreement, to use the Licensed Intellectual Properly solely in the provision of goods and services in respect of the business of the Company and its Subsidiaries solely in the State of Hawaii and solely in the Licensed Field of Use and in the practice of any methods associated with the provision of such goods and services in the Licensed Field of Use. The foregoing license granted to Company and its Subsidiaries includes, but is not limited to, the right to reproduce, copy, modify, improve and enhance such Licensed Intellectual Property, but does not include the right: (w) to use the Licensed Intellectual Property outside of the State of Hawaii (except in support of the business of the Company and its Subsidiaries in the Licensed Field of Use, provided such support outside of the State of Hawaii may not be provided by any Person that provides facilities-based voice or data telecommunications services in the United States), (x) to disclose the Licensed Intellectual Property to any Person (other than to contractors of Company or its Subsidiaries in support of such business in the State of Hawaii in the Licensed Field of Use or to contractors outside of the Stale of Hawaii in support of the business in the State of Hawaii in the Licensed Field of Use (except such disclosure to contractors outside of the State of Hawaii may not be made to any Person that provides facilities-based voice or data telecommunications services in the United States)), (y) to grant sublicenses to any Person (other than to contractors of Company or its Subsidiaries in support of such business in the State of Hawaii in the Licensed Field of Use (provided that such sublicense may not be granted to any Person outside of the State of Hawaii that provides facilities-based voice or data telecommunications services in the United States) or (z) to assign such license other than to permitted successors and assigns of Company or its Subsidiaries in the Business. The foregoing license to Company and its Subsidiaries shall not extend to: (i) any modifications, improvements, enhancements, additions or derivations of the Business after the Closing Date that are outside of the Licensed Field of Use. or (ii) other geographic territories outside of Hawaii (except to the extent expressly permitted in support of the business of the Company and its Subsidiaries in the Licensed Field of Use).

(b)	Subject to previously granted rights and licenses, if any, Seller hereby irrevocably assigns, grants and conveys to Company and its Subsidiaries an undivided joint ownership interest in and to the right, title and interest of Seller and U.S. Affiliates to the Proprietary Business Information. The joint ownership interest of Company and its Subsidiaries on the one hand, and Seller and its U.S. Affiliates on the other hand, includes, but is not limited to, the unrestricted right to use, reproduce, copy, modify, improve, create derivative works, enhance, transfer, assign, otherwise convey and to exercise any and all rights relating to such Proprietary Business Information without the obligation to account to the other therefor, except and to the extent set forth in Article 5.

(c)	Subject to previously granted rights and licenses, if any, Seller hereby irrevocably assigns, grants and conveys to Company and its Subsidiaries all right, title and interest of Seller and its U.S. Affiliates, if any, in and to the Designated Company Statutory Intellectual Property and the Company Customer Data. Seller and its U.S. Affiliates agree that Company Customer Data shall be subject to the provisions of Section 5.2 below.

(d)	Subject to previously granted rights and licenses, if any, Seller hereby grants to Company and its Subsidiaries a limited right to use the Licensed Excluded Marks during the Phaseout Period (as defined below) solely in the conduct of the Business in the State of Hawaii in accordance with and subject to the following:

(i)	Buyer acknowledges and agrees, on behalf of itself, Surviving Corporation, Company and its Subsidiaries, that (A) Seller or its Affiliates (other than Company and its Subsidiaries) are or will be on or prior to Closing the legal and beneficial owners of, or have the right to use pursuant to one or more licenses, all of the Excluded Marks; (B) the Excluded Marks, or any right to or license of the Excluded Marks, including any right to use, are not being transferred or conveyed to Surviving Corporation, Company and its Subsidiaries pursuant to the Agreement or this Intellectual Property Agreement; (C) as between Buyer, Surviving Corporation, its subsidiaries, Company and its Subsidiaries, on the one hand, and Seller and Seller’s U.S. Affiliates (other than Company and its Subsidiaries), on the other hand, Seller and Seller’s U.S. Affiliates (other than Company and its Subsidiaries) have or will have on or prior to Closing all proprietary rights in and to the Excluded Marks; and (D) Buyer, Surviving Corporation, its subsidiaries, Company and its Subsidiaries shall not use the Excluded Marks (or any names, domain names, marks or indicia confusingly similar to the Excluded Marks) except that Company and its Subsidiaries may use the Licensed Excluded Marks and then only to the extent expressly set forth in Sections 2.2(d)(ii) through (ix), or otherwise assert any rights or claims in such Excluded Marks (or in any names, domain names, marks or indicia confusingly similar to the Excluded Marks).

(ii)

After the Closing under the Agreement, and subject to the conditions set forth in this Section 2.2(d), all Licensed Excluded Marks shall be replaced, removed or covered-over by Buyer, at Buyer’s expense, as soon as possible, but in no event later than sixty (60) days after the Closing Date (the “Phaseout Period”) for items existing as of the Closing Date with Licensed Excluded Marks affixed to them that are used by Company and its Subsidiaries in their operation of the Business, including, without limitation, use of Licensed Excluded Marks on Verizon AssetCo Assets, buildings, vehicles, equipment, hard hats, tools, tool boxes, kits (safety and others) signs, manual covers and notebooks; provided, however, that the Buyer, Surviving Corporation, Company and its Subsidiaries shall have (i) a period of up to nine (9) months to remove Licensed Excluded Marks from signs and motor vehicles to the extent Company and its Subsidiaries undertake efforts immediately to remove such Licensed Excluded Marks from such signs and motor vehicles, and (ii) a period of up to eighteen (18) months to remove Licensed Excluded Marks from tools, equipment, manuals and other written materials or other assets that are used solely for internal purposes and are not visible by the public. In addition, Buyer, Surviving Corporation, Company and its Subsidiaries shall not be deemed to have violated this Agreement or to have infringed the rights of the Seller or its Affiliates by reason of: (A) the appearance of the Licensed Excluded Marks in or on any third party’s publications, marketing materials, brochures, equipment or products that the Company distributed in the ordinary course of business prior to the Effective Date, and that generally are in the public domain, or any other similar uses by any such third party over which the Buyer, Surviving Corporation, Company or its Subsidiaries have no control, provided that Company and its Subsidiaries take reasonable steps to notify such third party of such usage of which it becomes aware, (B) the use, provided that such use shall exist for no more than ninety (90) days after the Closing Date, by the Company or its Subsidiaries of the Licensed Excluded Marks in a non-trademark manner for purposes of conveying to customers or the general public that the name of their businesses have changed or the change in ownership, or (C) the use of the Licensed Excluded Marks in a non-trademark manner for the sole purposes of conveying to customers or the general public the historical origins of their businesses.

(iii)	Beginning on the Closing Date, Buyer, Surviving Corporation, Company and its Subsidiaries will discontinue use, and will, immediately following discovery, destroy or deliver to Seller, all items with Excluded Marks affixed to them that have no valid continuing use in Company’s or its Subsidiaries’ operation of the Business (or prior to using, cover-up, paste-over or otherwise alter such items or otherwise take prominent steps to make clear that Buyer/Surviving Corporation, and not the Seller or its Affiliates, are the proper party), to the extent the use of such items could reasonably be construed to create a legal obligation on behalf of Seller or its Affiliates. Such specific items to be destroyed, returned or altered, or for which such other steps must be taken, include, without limitation: order, purchase or material forms; requisitions; invoices; statements; labor reports; bill inserts; stationery; personalized note pads that are used for communications with the public; business cards; published organization charts; bulletins/releases; sales/price literature; manuals distributed to the public; catalogs; websites; and publicly available media contact lists/cards.

(iv)	Buyer recognizes the great value of the goodwill associated with the Excluded Marks, and acknowledges and agrees, on behalf of itself, Surviving Corporation, Company and its Subsidiaries, that the Excluded Marks and all rights therein and the goodwill pertaining thereto belong exclusively to Seller and that the Excluded Marks have a secondary meaning in the minds of the public. Buyer further agrees, on behalf of itself, Surviving Corporation, Company and its Subsidiaries, that any and all permitted uses of the Licensed Excluded Marks pursuant to the Agreement and this Intellectual Property Agreement shall inure to the sole and exclusive benefit of Seller.

(v)

Buyer agrees, on behalf of itself, Surviving Corporation, Company and its Subsidiaries, that any use of the Licensed Excluded Marks in the operation of the Business after the Closing, as permitted by this Section 2.1(c), shall be provided in accordance with all applicable federal, state and local laws, and to the additional terms and conditions as set forth in this Intellectual Property Agreement and that the same shall not reflect adversely upon the good name of Seller or its Affiliates, and that the operation of the Business will be of a high standard and skill that is at least commensurate with the standard and skill of the Business immediately prior to the Closing Date. It is agreed that Seller, as the licensor of Licensed Excluded Marks, has the right to control the nature and quality of the permitted goods and services rendered by Company and its Subsidiaries in connection with the Licensed Excluded Marks, and Buyer, Surviving Corporation, Company and its Subsidiaries agree that Company and its Subsidiaries shall not use the Licensed Excluded Marks in connection with any goods or services whose nature or quality is reasonably disapproved by Seller. Buyer agrees that Company and its Subsidiaries shall not render under the Licensed Excluded Marks any permitted goods or services that do not meet such quality standards.

(vi)	Buyer acknowledges, on behalf of itself, Surviving Corporation, Company and its Subsidiaries, that its failure to cease use of the Excluded Marks as required in this Intellectual Property Agreement, or its improper use of the Licensed Excluded Marks, will result in immediate and irreparable harm to Seller and its Affiliates. Buyer acknowledges and admits, on behalf of itself, Surviving Corporation, Company and its Subsidiaries, that there is no adequate remedy at law for such failure to terminate use of the Excluded Marks, or for such improper use of the Licensed Excluded Marks. Buyer agrees, on behalf of itself, Surviving Corporation, Company and its Subsidiaries, that in the event of such failure or improper use, Seller and its Affiliates shall be entitled to immediate equitable relief by way of temporary restraining order, or preliminary or permanent injunction, or any other relief available under this Intellectual Property Agreement.

(vii)	Neither Buyer, its Affiliates, Surviving Corporation, Company nor its Subsidiaries shall contest, directly or indirectly, the ownership or validity of any rights of Seller or its Affiliates in the Excluded Marks or any registration or application for registration for the Excluded Marks. Buyer, Surviving Corporation, Company and its Subsidiaries further agree that they will never contest the right of Seller and its Affiliates to use and register the Excluded Marks.

(viii)	Buyer, Surviving Corporation, Company and its Subsidiaries agree to cooperate reasonably with Seller, at Seller’s expense, in the procurement of any registration of the Licensed Excluded Marks or any portion thereof which Seller or its Affiliates may choose to undertake at Seller’s sole discretion, including but not limited to supplying evidence of use of the Licensed Excluded Marks to Seller.

(ix)	Buyer, Surviving Corporation, Company and its Subsidiaries shall, jointly and severally indemnify, defend and hold harmless Seller, its Affiliates and their directors, officers, employees, agents, and stockholders from any and all loss, cost, damage, expense, claim, demands or judgments (including but not limited to the payment of reasonable attorneys’ fees and expenses) of any nature whatsoever in connection with third party claims arising directly or indirectly from, as a result of, in connection with, or relating to Buyer’s, Surviving Corporation’s, Company’s and its Subsidiaries’ use of the Licensed Excluded Marks after the Closing.

(e)	From time to time after the date of this Intellectual Property Agreement, as and when requested by a party hereto, the other party will execute and deliver, or cause to be executed and delivered, any documents hereto as may be reasonably necessary or appropriate to effectuate the intent of this Intellectual Property Agreement.

Article 3 - Taxes

3.1	The provisions of Article IX of the Agreement shall be applicable and shall govern the responsibility of the Parties for all Taxes (as defined in the Agreement) imposed by any Governmental Authority (as defined in the Agreement) with respect to the transactions contemplated by or taken in connection with this Agreement.

Article 4 - Disclaimer, Limited Warranty, Limitation of

Liability and Indemnification

4.1	Without limiting any of the representations and warranties provided in the Agreement, nothing contained in this Intellectual Property Agreement shall be construed as:

(a)	requiring the securing or maintaining in force by Seller of any Intellectual Property, including Proprietary Business Information, Licensed Intellectual Property or Licensed Excluded Marks;

(b)	a warranty or representation by Seller or its Affiliates as to the validity or scope of any Intellectual Property, including Proprietary Business Information, Licensed Intellectual Property, Designated Company Statutory Intellectual Property or Licensed Excluded Marks;

(c)	a warranty or representation by Seller or its Affiliates that any provisioning of goods and services by the Company or its Subsidiaries or the use of Proprietary Business Information, Licensed Intellectual Property, Designated Company Statutory Intellectual Property or Licensed Excluded Marks, in whole or in part, will be free from infringement of any Intellectual Property, other than the Licensed Intellectual Property, but only to the extent to which licenses or rights are granted to Company and its Subsidiaries pursuant to this Intellectual Property Agreement;

(d)

an agreement by Seller or its Affiliates to bring or prosecute actions or suits against third parties for infringement of any Intellectual Property, including Proprietary Business Information, Licensed Intellectual Property or Licensed Excluded Marks; provided, however, that in the event the Buyer, Surviving Corporation, Company or its Subsidiaries desire to bring or prosecute any action or suit against third parties for infringement of the rights of the Company or its Subsidiaries in and to the Proprietary Business Information, the Seller and its U.S. Affiliates shall, at the request and sole expense of the Buyer, be joined as parties plaintiff to such suit or proceeding and shall provide reasonable cooperation to the Buyer, at the expense of the Buyer, in connection with such suit or proceeding;

(e)	conferring any right to Buyer, Surviving Corporation, Company or its Subsidiaries to use, in advertising, publicity or otherwise, any Trademarks or the Excluded Marks (except the Trademarks included in Designated Company Statutory Intellectual Property and the Licensed Excluded Marks and then only to the extent expressly provided in Section 2.2(d));

(f)	conferring by implication, estoppel or otherwise any license or other right upon Buyer, Surviving Corporation, its subsidiaries, Company or its Subsidiaries under any other Intellectual Property; or

(g)	an obligation upon Seller or its Affiliates to make any determination as to the applicability of any Intellectual Property to any product or service.

4.2	Seller warrants that it has the right to grant the licenses and rights granted herein and to enter into this Intellectual Property Agreement.

4.3	EXCEPT FOR THE EXPRESS WARRANTIES OF SECTION 4.2 OF THIS INTELLECTUAL PROPERTY AGREEMENT AND THE EXPRESS REPRESENTATIONS AND WARRANTIES OF ARTICLE III OF THE AGREEMENT, THERE ARE NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE (EVEN IF SELLER HAS BEEN MADE AWARE OF SUCH PURPOSE) AND ANY WARRANTY AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY.

4.4	EXCEPT FOR BREACHES OF SECTION 5.1 OR SECTION 5.2 BELOW, IN NO EVENT SHALL THE SELLER OR ITS AFFILIATES ON THE ONE HAND, OR BUYER AND SURVIVING CORPORATION, COMPANY OR ITS SUBSIDIARIES ON THE OTHER HAND, BE LIABLE TO THE OTHER FOR ANY INDIRECT DAMAGES, INCLUDING ANY LOST PROFITS, OR OTHER INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS INTELLECTUAL PROPERTY AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE PROPRIETARY BUSINESS INFORMATION, THE COMPANY STATUTORY INTELLECTUAL PROPERTY AND THE LICENSED INTELLECTUAL PROPERTY OR ANY PORTION OF THE FOREGOING.

Article 5 - Confidentiality

5.1	Buyer, Surviving Corporation, Company and its Subsidiaries agree: (a) to maintain the confidential nature, if any, of, and not disclose to any third party (other than Surviving Corporation, Company and its Subsidiaries and their contractors who are bound by obligations of confidentiality) any non-public Licensed Intellectual Property, and (b) to treat non-public Licensed Intellectual Property and Proprietary Business Information in the same manner (but in no event using less than a reasonable degree of care) as Surviving Corporation, Company and its Subsidiaries treat other similarly sensitive proprietary information owned by Surviving Corporation, Company or its Subsidiaries.

5.2	Seller and its U.S. Affiliates agree: (a) to maintain the confidential nature, if any, of, and not disclose to any third party (other than to Seller and its U.S. Affiliates and their contractors who are bound by obligations of confidentiality) any non-public Company Customer Data, and (b) to treat non-public Proprietary Business Information and Company Customer Data in the same manner (but in no event using less than a reasonable degree of care) as Seller and its U.S. Affiliates treat other similarly sensitive proprietary information owned by Seller or its U.S. Affiliates.

5.3	The Licensed Intellectual Property and the Excluded Marks shall remain the sole and exclusive property of Seller or its U.S. Affiliates (other than Company and its Subsidiaries), subject to the limited rights and licenses expressly granted to Company and its Subsidiaries pursuant to this Intellectual Property Agreement.

Article 6 - Termination/Cancellation

6.1	The term of this Intellectual Property Agreement shall commence on the Closing Date, and shall continue at all times thereafter, except and to the extent expressly provided in Section 2(d), unless terminated/cancelled earlier by either Party as provided in this Article 6.

6.2	No waiver of any breach of, or default under, this Intellectual Property Agreement shall constitute a waiver of any other breach of, or default under, this Intellectual Property Agreement, and no waiver shall be effective unless made in writing and signed by an authorized representative of the Party waiving the breach or default.

6.3	If Buyer, Surviving Corporation, Company or any of its Subsidiaries voluntarily files for bankruptcy or makes an assignment for the benefit of its creditors, or an involuntary assignment or bankruptcy petition is made or filed against Buyer, Surviving Corporation, Company or any of its Subsidiaries, Seller may immediately terminate this Intellectual Property Agreement and the licenses granted to such Company and/or such Subsidiaries herein.

6.4

In the event of any material breach of any provision of this Intellectual Property Agreement related to the Licensed Excluded Marks by Buyer, Surviving Corporation, Company or any of its subsidiaries which is not cured within ten (10) days of written notice to Buyer by Seller, Seller shall have the right to terminate/cancel any and all rights and licenses granted to Company and its Subsidiaries under Licensed Excluded Marks; the foregoing being in addition to any other rights and remedies available to Seller.

6.5	In the event of any material breach of any provision of this Intellectual Property Agreement related to Licensed Intellectual Property by Buyer, Surviving Corporation, Company or any of its subsidiaries which is not cured within thirty (30) days of written notice to Buyer by Seller, Seller shall have the right to terminate/cancel the rights and licenses granted to Company and its Subsidiaries under Licensed Intellectual Property; provided, however, that such termination or cancellation shall only be with respect to the particular item of Licensed Intellectual Property to which the breach relates, and the rights of Company and its Subsidiaries to all other items of Licensed Intellectual Property shall continue in effect in accordance with the terms and conditions of this Intellectual Property Agreement. The foregoing shall be in addition to any other rights and remedies available to Seller.

Article 7 - General Provisions

7.1	Notwithstanding anything to the contrary, Buyer, Surviving Corporation, Company or its Subsidiaries may, upon prior notice to Seller: (i) assign, without the consent of Seller, any of the rights and obligations hereunder to any Affiliate of the Company or Subsidiary that is actually conducting the business of the Company or its Subsidiaries in the Licensed Field of Use, (ii) assign, without the consent of Seller, any of their rights and obligations hereunder to a third party in connection with a sale of all or substantially all of the business of the Company or its Subsidiaries in the Licensed Field of Use (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise), provided that such third party agrees in writing to be bound by the terms and conditions of this Intellectual Property Agreement, or (iii) collaterally pledge, without the consent of Seller, any of the rights and obligations hereunder as security to one or more lenders, provided that such lenders agree in writing to be bound by the terms and conditions of this Intellectual Property Agreement and provided that any perfection of such security will permit use of such rights only in connection with the business of the Company or its Subsidiaries in the Licensed Field of Use. The foregoing shall not apply to Designated Company Statutory Intellectual Property, Company Customer Data or Proprietary Business Information which may be assigned and conveyed to any third party by Company or its Subsidiaries without restriction.

7.2	Except and to the extent expressly provided herein, the provisions of Article XI (Miscellaneous) of the Agreement shall apply to this Intellectual Property Agreement and such provisions are expressly incorporated herein; provided, however, in the event of conflict between the provisions of this Intellectual Property Agreement and the Agreement, the provisions of this Intellectual Property Agreement shall take precedence.

7.3	The electronic version of the yellow pages and white pages print directory products of the Company and Subsidiaries required to be provided as a Verizon AssetCo Asset pursuant to the Contribution Agreement shall be in an industry-standard file format that permits modification by industry-standard graphic design software.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Administration Agreement to be executed effective as of the day first above written.

GTE CORPORATION

By:	/s/ Marianne Drost
Name: Marianne Drost
Title: Vice President and Secretary

HAWAIIAN TELCOM HOLDCO, INC. (f/k/a PARADISE HOLDCO, INC.)

By:	/s/ Michael S. Ruley
Name: Michael S. Ruley
Title: Chief Executive Officer

HAWAIIAN TELCOM COMMUNICATIONS, INC. (f/k/a PARADISE MERGERSUB, INC.)

By:	/s/ Michael S. Ruley
Name: Michael S. Ruley
Title: Chief Executive Officer

VERIZON HOLDCO LLC

By:	/s/ Stephen E. Smith
Name: Stephen E. Smith
Title: Vice President

[Intellectual Property Agreement]